                                                              Exhibit 23.1




                   Consent of Independent Public Accountants

ISP Chemco Inc.:

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 6 2001